                                                             EXHIBIT (8)(gg)(ii)

                               AMENDMENT NO. 1 TO
                                    AGREEMENT

     American General Life Insurance Company and SunAmerica Asset Management Corp. hereby amend the Agreement made as of July 1, 2002 as follows:

          Schedule One is hereby deleted in its entirety and replaced with the Schedule One attached hereto.

          Schedule Two is hereby deleted in its entirety and replaced with the Schedule Two attached hereto.

     IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment be effective as of the 15/st/ day of January, 2004.


AMERICAN GENERAL LIFE INSURANCE COMPANY


By:
   -----------------------------------
          Authorized Signatory

          ----------------------------
          Print or Type Name


SUNAMERICA ASSET MANAGEMENT CORP.


By:
   -----------------------------------
          Authorized Signatory

          ----------------------------
          Print or Type Name


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


                                  SCHEDULE ONE
                      (amended effective January 15, 2004)

Investment Company Name:                 Fund Name(s):
-----------------------                  ------------

SunAmerica Series Trust                  Aggressive Growth Portfolio - Class 1
                                         SunAmerica Balanced Portfolio - Class 1


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

                                  SCHEDULE TWO
                      (amended effective January 15, 2004)

                                List of Contracts

..   Platinum Investor I
..   Platinum Investor II
..   Platinum Investor III
..   Platinum Investor Survivor
..   Platinum Investor Survivor II
..   Platinum Investor PLUS
..   Platinum Investor Immediate Variable Annuity
..   Platinum Investor FlexDirector


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